                                                                   Exhibit 10.41

                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT ("Agreement"), made and entered into as of this 23rd day of November, 1998, by and between Arch Broadcasting, L.P, an Illinois limited partnership ("Seller") and Radio One Inc., a Delaware corporation ("Buyer").


                                  WITNESSETH:
                                  -----------

     WHEREAS, Seller at the time of Closing holds certain licenses, permits and authorizations issued by the Federal Communications Commission (the "Commission") for the operation of Station WFUN(FM), Bethalto, Illinois (the "Station");


     WHEREAS, Seller at the time of Closing holds title to certain assets herein described in Section 1.1; and


     WHEREAS, the Seller owns or leases and desires to sell and/or assign, and Buyer desires to purchase and/or assume certain of the assets, property and business used in the operation of the Station; and


 NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:



                                   SECTION I


                               ASSETS TO BE SOLD
                               -----------------

     1.1 On the Closing Date, Seller shall sell, assign, transfer, convey, set over, and deliver to Buyer, and Buyer shall purchase and/or accept assignment of the following (hereinafter collectively the "Assets"):


        1.1.1   Authorizations. All licenses, permits and authorizations issued
                ---------------
or granted by the Commission for the operation of, or used in connection with the operation of the Station (hereinafter "Commission Authorizations"), whether or not such grant occurs prior to or after the date of this Agreement, as listed in Schedule 1.1.1.

          1.1.2  Real Property.  All of the Seller's rights in and to the land,
                 --------------
buildings, improvements, and other real property and all leaseholds and other interests in real property and the buildings and improvements thereon (hereinafter collectively the "Real Property"), consisting of all real property and leases, contracts and agreements creating such interests listed and described in Schedule 1.1.2., whether or not such rights vest prior to or after the date of this Agreement.


          1.1.3 Tangible Personal Property. All of Seller's rights in and to the
                ---------------------------
fixed and tangible personal property used in the operation of the Station, including, but not limited to the physical assets and equipment, leasehold improvements, furniture, fixtures, receivers, programming, tapes, transmitters, switches and related equipment, and music libraries listed in Schedule 1.1.3, together with replacements thereof, additions and alterations thereto, and substitutions therefor, made between the date hereof and the Closing Date (hereinafter collectively the "Tangible Personal Property").


          1.1.4  Agreements. All Seller's rights to and in the contracts and
                 ----------
agreements, and leases to which Seller or the Station are a party listed in
Schedule 1.1.4 (hereinafter collectively "Agreements"), together with all contracts, agreements and leases, entered into or acquired by the Seller between the date hereof and the Closing Date in accordance with the terms and provisions of this Agreement.


          1.1.5  lntangibles. All right, title and interest of Seller in and to
                 -----------
the call letters "WFUN", together with other, intangible property of Seller used or useful in the operation of or otherwise pertaining to the Station as set forth on Schedule 1.1.5 attached hereto and made a part hereof (hereinafter collectively the "Intangibles").

          1.1.6 Business Records. All of Seller's financial records, engineering
                ================
reports, advertising reports, programming studies, consulting reports, computing software, marketing data, ledger sheets, customer lists and business and personnel records relating solely to the business or operation of the Station (hereinafter collectively "Business Records") or to the assets or agreements purchased by Buyer.

     1.2  Excluded Assets.  The Assets shall not include the following assets
          ===============
along with all rights, title and interest therein which shall be referred to as the "Excluded Assets";

          1.2.1 All cash, cash equivalents or similar type investments of Seller, such as certificates of deposit, Treasury bills and other marketable securities on hand and/or banks;

          1.2.2 All tangible and intangible personal property disposed of or consumed in the ordinary course of business between the date of this Agreement and the Closing Date, or as permitted under the terms hereof;

          1.2.3 The Accounts Receivable of the Station as of 11:59 p.m., local time, on the day prior to the Closing date;


          1.2.4 All agreements that have terminated or expired prior to the Closing date in the ordinary course of business and as permitted hereunder;

          1.2.5 Seller's minute books, charter documents, stock record books and such other books and records as pertaining to the organization, existence or share capitalization of Seller and duplicate copies of such records as are necessary to enable seller to file its tax returns and reports as well as any other records or materials relating to seller generally and not involving specific aspects of the Station's operation;

          1.2.6 Contracts of insurance, including the cash surrender value thereof, and all insurance proceeds or claims made by seller relating to property or equipment repaired, replaced or restored by Seller prior to the Closing Date;

          1.2.7 Any and all other claims made by Seller with respect to transactions prior to the Closing Date and the proceeds thereof to the extent the Station has been made whole for any loss or damage they or their assets may have suffered or incurred as a result of the item, event or occurrence giving rise to such claim; and

          1.2.8 All pension, profit sharing or cash or deferred (Section 401(k)) plans and trusts and the assets thereof and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by Seller.

                                   SECTION 2

                                PURCHASE PRICE
                                ==============

     2.1  Purchase Price.  In consideration of Seller's performance of this
          ==============
Agreement, the sale, assignment, transfer, conveyance, setting over, and delivery of the Assets as defined hereinabove to Buyer, the total purchase price (the "Purchase Price") to be paid by Buyer shall be the sum of Thirteen Million Six Hundred Thousands DOLLARS ($13,600,000.00)

     2.2  Payment of Purchase Price.  The Purchase Price shall be paid to Seller
          =========================
as follows:

          (a) Upon the full and complete execution of the Agreement, Buyer shall deliver to Escrow Agent an earnest money escrow deposit in the amount of Four Hundred Thirty Thousand DOLLARS ($430,000.00) (the "Escrow Earnest Deposit") in the form of a cashier's check or by wire transfer of immediately available funds. This amount shall be deposited in an interest bearing account in a federally insured institution pursuant to the terms of an Escrow Agreement as set forth in Exhibit A. The Escrow Earnest Deposit shall be applied at the closing toward the purchase price. In addition, Buyer shall deliver to Seller's counsel, Shainis & Peltzman, Chartered, the sum of Two Hundred and Fifty Thousand DOLLARS ($250,000.00). This money shall immediately be available to Seller. Buyers, at the time of execution of the instant Asset Purchase Agreement, shall be provided an assignment of Seller's rights in the principal of the Two Hundred Fifty Thousand DOLLARS ($250,000.00) escrow with Coltre Broadcasting, Inc.

          (b) At the Closing Date, Buyer will pay to Seller in the form of a cashier's check or by wire transfer of immediately available funds to a bank designated by Seller the sum of Eleven Million Four Hundred Seventy-five Thousand DOLLARS ($11,475,000.00), as adjusted to reflect any Adjustments made at Closing pursuant to Section 3 and any adjustments.

          (c) At the Closing Date, Buyer will place into an escrow account by wire transfer of immediately available funds the sum of One Million Six Hundred Ninety-five Thousand DOLLARS ($1,695,000.00) plus tax liability reimbursement. Such sum shall be held in an escrow agreement between the Seller and Buyer to be executed at closing governing the use and distribution of those funds.

     2.3  Allocation of Purchase Price.  Prior to the Closing Date, the parties
          ============================
agree to allocate the Purchase Price in accordance with the requirements of
Section 1060 of the Internal Revenue Code of 1986. In the event that the parties are unable to reach such an agreement prior to the Closing Date, they will select a qualified, independent and nationally recognized appraiser of broadcast properties and that firm's decision shall be binding upon the parties and the fees and expenses shall be borne equally by Buyer and Seller. The parties also agree to use such Purchase Price allocation in completing and filing Internal Revenue Code Form 8594 for federal income tax purposes.

                                   SECTION 3

                                  ADJUSTMENTS
                                  ===========

     3.1  Adjustment Time.  The "Adjustment Time" as used herein shall be 12:01
          ===============
A.M. current local time on the Closing Date.

     3.2  Adjustment Items.  The following items (the "Adjustment Items") shall
          ================
be prorated as of the Adjustment Time, assuming a 365-day year or a 30-day or 31-day month, as appropriate, and monies shall be paid at Closing in accordance with Section 3.3 herein below.

          3.2.1 Rentals or other charges, payable or paid in respect of leasehold interests or tenancies, or leased transmitter sites, studios, offices or other Real Property or equipment under any lease or tenancy of Real Property, and any and all equipment leases described in Schedule 1.1.2.

          3.2.2 Real and personal property taxes and assessments (including sewerage assessments and fees), levied or assessed against or otherwise paid or payable with respect to any of the Assets.

          3.2.3 Transferable license, permit, and registration fees, and like items.

          3.2.4 Wages and salaries of employees (but not including accruals for bonuses, commissions on the sale of advertising broadcast prior to the Closing date, vacation pay, sick leave and severance pay, all of which obligations, if any, shall remain the responsibility of Seller), time sales agreements, license fees, and all other income and expenses attributable to the ownership and operation of the Station.

          3.2.5 Charges for utilities (including but not limited to electricity, fuel, water, basic monthly telephone charges, long distance telephone calls, and sanitation and garbage disposal) furnished to or in connection with the Station.

          3.2.6  License agreements with ASCAP, BMI and SESAC.

          3.2.7 Unpaid obligation of Seller with respect to any lease, contract, or agreement which Buyer assumes, including, without limitation, unpaid prepaid premiums on any insurance policies that Seller has agreed to assign to Buyer and Buyer elects to assume.

          3.2.8 Other similar items applicable to the Assets and/or attributable to the operations and/or the business of the Station, it being the intention of the parties that all operations and the business of the Station prior to the Adjustment Time shall be for the account of Seller, and all operations and business of the Station after the Adjustment Time shall be for the account of Buyer.

          3.2.9 Security deposits, if any.

          3.2.10 If the amount of any real or personal property tax to be prorated is not known on the Closing Date, such tax shall be apportioned on the basis of the most recent tax assessment.

          3.2.11 Buyer shall have no obligation to employ any of the employees of Seller. On execution of this Agreement, Seller shall deliver to Buyer a detailed list of all employees of the Station, their salaries, benefits and any other job-related matters for Buyer's review.

     3.3  Adjustments After Closing Date.  If the amount of any items to be
          ==============================
adjusted cannot be readily ascertained or agreed upon on the Closing Date, proration of such items shall be determined within thirty (30) days after the Closing Date and payment therefor shall be made to the party entitled thereto within five (5) days after notice of such determination thereof has been given to Buyer or Seller, as the case may be. In the event of any disputes between parties as to adjustments, the amounts not in dispute shall nonetheless be paid at the time provided in this Section and such disputes shall be determined by an independent certified public accountant mutually acceptable to the parties. The accountant's resolution of the dispute shall be final and binding on the parties, and a judgement may be entered thereon in any court of competent jurisdiction. The fees and expenses of such accountant shall be paid one-half by Seller and one-half by Buyer. The inability of Seller and Buyer to resolve any adjustment shall not entitle Buyer to delay the return of the Accounts Receivable pursuant to Section 11.

                                   SECTION 4

                   APPLICATION TO AND CONSENT BY COMMISSION
                   ========================================

     4.1  Commission Consent.  Consummation of the purchase and sale provided
          ==================
for herein and the performance of the obligations of Seller and Buyer under this Agreement are subject to the condition that the Commission shall have given its consent in writing, without any condition materially adverse to Buyer or Seller, to the assignment of the Commission Authorizations and all Other Authorizations to Buyer. Such consent shall have become final (i.e. no longer subject to administrative or judicial review).

     4.2  Application For Commission Consent.
          ==================================

          (a) Seller and Buyer agree to proceed expeditiously and with due diligence and to use their best efforts and to cooperate with each other in seeking the Commission's approval of the transactions contemplated hereunder. Within five (5) days after the date of this Agreement, each party shall prepare and file with the Commission the Assignment Application and all information, data, exhibits, resolutions, statements, and other materials necessary and proper in connection with such Assignment Application. Each party further agrees expeditiously to prepare Application amendments whenever such amendments are required by the Commission or its rules.

          (b) Except as otherwise provided herein, each party will be solely responsible for the expenses incurred by it in the preparation, filing and prosecution of its respective portion of the Assignment Application. All filing fees and grant fees imposed by the Commission should be paid one-half (1/2) each by Seller and Buyer.

          (c) Each party agrees to comply with any condition imposed on it by the Commission, except that no party shall be required to comply with a condition that would have a material adverse effect upon it unless the condition was imposed as the result of a circumstance which constitutes a breach by that party of any of its representations, warranties, or covenants in this Agreement. Buyer and Seller shall oppose any efforts for reconsideration or judicial review of the grant by the Commission of the Assignment Application (but nothing in this Section shall limit any party's right to terminate this Agreement pursuant to Section 17 of this Agreement).

     4.3  Notice of Application.  Seller shall, at its expense, give due notice
          =====================
of the filing of the Assignment Application by broadcasting on the Station, or by such other means as may be required by the rules and regulations of the Commission.

     4.4  Delay in Approval of Application.  Either party at its option may
          ================================
terminate this Agreement by five (5) business days prior written notice to the other party, and without liability to the other party, at any time after one-hundred eighty (180) days after the date of this

Agreement if the Commission has not granted the Assignment Application within that time, or at any time after two-hundred forty (240) days after the date of this Agreement if the Commission grant of the Assignment Application has not become final, provided that the party requesting termination is not the cause of the Commission failing to timely grant the Assignment Application. In the event of such termination, each party shall bear its own expenses, and the Escrow Agent shall return to Buyer the Escrow Earnest Deposit plus accrued interest. In the event Buyer is unable to procure Commission approval of the Assignment Application due to events arising out of Seller's ownership of the Assets, Seller agrees to undertake to satisfy any problems or issues with the Commission or, alternatively, Buyer may at its option elect to terminate this Agreement and shall receive a refund of the Escrow Earnest Deposit plus accrued interest plus repayment of the Two-Hundred Fifty Thousand DOLLARS ($250,000.00). In the event Buyer is unable to procure Commission approval of the Assignment Application due to issues relating to Buyer's qualifications, Seller, at its option, may elect to terminate this Agreement and shall retain the Escrow Earnest Deposit plus accrued interest.

                                   SECTION 5

                                  ASSUMPTIONS
                                  ===========

     5.1  Buyer's Assumed Obligations.  Buyer covenants and agrees to assume at
          ===========================
Closing and discharge following the Closing all of the unperformed duties of the Seller accruing under the leases and the Agreements listed in Schedules 1.1.2 and 1.1.4 and under all advertising contracts for the sale of time for cash on the Station, but only to the extent that such duties accrue after the Closing date based on the operation of the Station by Buyer following the Closing Date. Barter obligations shall be assumed by Buyer up to Five Thousand Dollars ($5,000.00) in the aggregate.

     5.2  Seller's Liability.  Seller shall, remain liable for and covenants to
          ==================
pay, satisfy, or discharge, all liabilities, payment, obligations, and duties under (a) the Agreements and any leases or other instruments transferred or assigned to Buyer hereunder, accruing prior to or by reason of events occurring prior to the Closing Date, and (b) all Agreements not being transferred to Buyer no matter when the obligations occur.

                                   SECTION 6

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER
                 ============================================

     To the extent Seller's representations and warranties are predicated on the representations and warranties made to it in an Asset Purchase Agreement dated July 6, 1998, as amended on September 8, 1998, Seller has no independent knowledge of any untrue statements contained therein. However, Seller has not independently verified these representations and warranties.

     6.1  Organization and Standing.
          =========================

          6.1.1 Seller is now and on the Closing Date will be a limited partnership validly existing and in good standing under the laws of the State of Illinois. Seller has the full power to own the assets and to carry on the business of the Station as it now is being conducted and is qualified and in good standing in the State of Illinois.

          6.1.2 Seller has the full power and authority to enter into this Agreement and all of Seller's Closing Documents that require Seller's signature. Appropriate resolutions to the effect will be provided at Closing. The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and the Seller's Closing Documents (on the Closing Date) are or will be authorized by all necessary action of the seller.

     6.2  Binding Effect of Agreement.  This Agreement constitutes a valid and
          ===========================
binding obligation of Seller enforceable against Seller in accordance with the terms of the Agreement. Upon execution, the Seller's Closing Documents will constitute valid and binding obligations of Seller enforceable against Seller in accordance with their terms. The execution, delivery, and performance of this Agreement or any of the Closing Documents does not violate any provision of the Limited Partnership Agreement of Seller, or any contract provision or other commitment to which Seller or any of its officers or directors of the Station is a party or under which it or its property is bound, or any judgement or order, and will not result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature whatsoever upon any Assets.

     6.3  Business Records and Financial Statements.
          =========================================

          6.3.1 Seller has maintained the business records of the Station in the usual, regular and ordinary manner in accordance with good business practices.

          6.3.2 Seller has provided Buyer with the financial statements for the Station (the "Financial Statements"). The Financial Statements have been prepared on an accrual basis in accordance with generally accepted accounting principles. The Financial Statements accurately reflect the books, records and accounts of the Station in all material respects and present fairly the financial condition and results of the operation of the Station, as of the dates and for the periods indicated.

     6.4  Real and Tangible Personal Property.
          ===================================

          6.4.1 Real Property. Schedule 1.1.2 attached hereto accurately lists
                =============
and describes all the Real Property leased or otherwise held or used by the Station which is being assigned or transferred to the Buyer. The Real Property listed in Schedule 1.1.2 comprises all of the real property interests necessary to conduct the business or operations of the Station as now conducted. Seller has good and marketable fee simple title, insurable at standard rates, to all of the fee estates (including the improvements thereon) included in Real Property, free and clear of all liens, mortgages, pledges, covenants, easements, restrictions, encroachments, leases, charges, and other claims and encumbrances of any nature whatsoever, and without reservation or exclusion of any mineral, timber, or other rights or interests, except for liens for real estate taxes not yet due and payable. To the extent the property is subject to any easements, restrictions, encroachments and/or state and local zoning ordinances, these are listed in schedule 1.1.2.a. Buyer accepts existing easements, restrictions, encroachments and state and local zoning ordinances provided none of them prevent the use of the properties for their present purpose.

          6.4.2 Patents, Trademarks, Copyrights. The Intangible Property
                ===============================
includes all call signs, slogans, and logos used to promote or identify the Station. Seller has no knowledge of any infringement or unlawful or unauthorized use of those promotional rights, including without limitation the use of any call sign, slogan or logo by any broadcast station or cable system in the Bethalto, Illinois metropolitan area which may be confusingly similar to the call signs, slogans, and logos currently used by the Station.

          6.4.3  Tangible Personal Property.  Schedule 1.1.3 attached hereto
                 ==========================
accurately lists all, the material Tangible Personal Property owned, leased, or otherwise held by the Station and/or Seller which is intended to be conveyed hereunder, except as disclosed in Schedule 1.1.3. Seller is the owner of and at Closing will have good, clear, marketable, and indefeasible title to all of the Tangible Personal Property listed in Schedule 1.1.3, free and clear of all liens, charges, encumbrances, restrictions, debts, demands, or claims of any kind or nature whatsoever.

          6.4.4  Condition of Tangible Personal Property.  The Tangible Personal
                 =======================================
Property listed in Schedule 1.1.3 (except as expressly noted herein) is in good maintenance, operating condition, and repair in accordance with generally accepted standards of practice in the broadcast industry, and to Seller's knowledge, is free from defects and workmanship in all material respects.

     6.5  Agreements.
          ==========

     6.5.1 Schedule 1.1.4 accurately lists all agreements and other contracts (or, when the same are oral, a complete and correct description thereof) with respect to the Station to be conveyed hereby (except for contracts for the sale of advertising time for cash) to which, as of the date hereof, Seller and/or the Station is a party or by which Seller and/or the station may be bound or obligated in any way.

     6.5.2 The Agreements listed in Schedule 1.1.4 are in full force and effect and are valid, binding, and enforceable in accordance with their terms, and except as stated in Schedule 1.1.4, are assignable by Seller to Buyer on the same terms and conditions as Seller now enjoys, and to the best of Seller's knowledge, Seller has performed in all material respects, all the obligations imposed upon Seller under any such Agreements or other obligations that are to be performed as of the making of this warranty. Notwithstanding any other Section of this Agreement, to the extent that the consent or approval of any third person is required under any Agreement in order to assign such Agreement from Seller to Buyer, Seller shall in good faith endeavor to obtain such consents and approvals. If any such consent or approval is not obtained, then Buyer shall have no obligation to assume that Agreement at Closing.

         6.5.3 To Seller's knowledge, there is no default by or claim of default against the Seller or any other party to the Agreements listed in Schedule 1.1.4 or any event occurring that, with or without notice, lapse of time or the occurrence of any other event, would result in a default under any such Agreement by Seller or any other party. There are no contracts or agreements to which the Seller and/or the Station is a party which may be binding upon the Assets to be sold hereunder other than the Agreements expressly set forth in
Schedule 1.1.4 and other contracts and agreements entered into in the usual course of business.

          6.5.4 Leases. Schedule 1.1.2 accurately describes all of the leases
                ======
which Buyer has agreed to assume to which the Seller and/or the Station are a party or under which Seller and/or the Station are bound for the rental of real property. All such leases are in full force and effect and valid, binding, and enforceable in accordance with their terms, and Seller has duly performed all of its material obligations under such leases. To the best of Seller's knowledge, there is no default by or claim of default against Seller or any other party to such leases, or any event or circumstance that with the passage of time or the giving of notice or both would result in a default by Seller or any other party, or any notice or termination existing with respect to any of such leases. Seller's leases are assignable to Buyer on the same terms and conditions as Seller now enjoys, except as stated in Schedule 1.1.2..

     6.6  Authorizations.
          ==============

          6.6.1 Seller at the time of Closing shall be the holder of all licenses, permits, and authorizations necessary to operate the business of the Station as it now is being conducted, including, without limitation, all Commission Authorizations listed in Schedule 1.1.1. All such

Commission Authorizations are validly existing authorizations for the operation of facilities described therein under the Communications Act of 1934, as amended. There is no action pending nor to the Seller's knowledge, threatened, before the Commission or other body to revoke, refuse to renew, suspend or modify any of the Commission Authorizations, or any action which may result in the denial of any pending applications, the issuance of any cease and desist orders, or the imposition of any administrative sanctions whatsoever with respect to the Station or its operation, except as required to transfer same to Buyer.

          6.6.2 All reports, applications and other documents required to be filed by Seller with the Commission or any other administrative body with respect to the Station or its operations have been filed and all such reports, applications and documents are true and correct in all material respects. There are no matters that might result in the suspension or revocation of any Commission Authorizations or any Other Authorizations pertaining to the Station.

     6.7  Litigation and Insurance.
          ========================

          6.7.1  Litigation; Compliance With Law.  The Station is in compliance
                 ===============================
in all material respects with all applicable federal, state and local laws, ordinances and regulations, including compliance with the Communications Act and all rules and regulations issued thereunder. Other than proceedings affecting the broadcasting industry in general, there is no complaint, claim, litigation, investigation, or judicial, administrative, or other proceeding of any nature, including, without limitation, a grievance, arbitration, or insolvency or bankruptcy proceeding, pending, or to the best of the Seller's knowledge, threatened, against the Station, Seller, or any of the Assets being sold or transferred to Buyer, including, without limitation, any proceeding which may
(a) adversely affect the Assets or the Commission Authorizations to be assigned hereunder, or the operation of the Station, or the ability of Buyer to own and operate the Station, or the use, ownership, or operation of any Assets by Buyer, (b) restrain or enjoin the Closing or the consummation of the transactions contemplated hereby, or (c) result in the revocation, modification or suspension of the Commission Authorizations, or the issuance or imposition of any administrative sanction that might adversely affect the Assets or the Commission Authorizations, or the operation of the Station or the ability of Buyer to own and operate the Station or the use, ownership, or operation of any of the Assets by Buyer. In addition, to Seller'' knowledge, no such litigation, investigation, or proceedings has been threatened. Seller will give Buyer prompt notice of its discovery of any such basis or the institution or the threat of any such litigation, investigation, or proceeding. Seller is not in default in respect to any judgement, order, writ, injunction, decree, rule, or regulation of any applicable court or governmental body, which default could have a materially adverse effect on the Assets or the Station.

          6.7.2 Insurance. All of the tangible Personal Property listed in
                =========
Schedule 1.1.3 is insured under the policies listed and described in Schedule 6.7.2, including, without limitation, public liability and broadcaster's liability insurance for the Station. All such policies are in full force and effect, and all premiums for all such fire, flood, and extended coverage insurance and such public liability and broadcaster's liability insurance have been paid when due.

     6.8  Employees and Labor Relations.
          =============================

          6.8.1 Seller: (a) is not a party to any collective bargaining agreement covering or relating to any of Station's employees and has not recognized, and to Seller's knowledge, is not required to recognize, and has received no demand for recognition by any contract with any of the employees of the Station or to any other employment contract, labor agreement, or union agreement, written or oral; (b) other than as disclosed in the Schedules, has not promulgated any policy or entered into any agreement relating to the payment of pensions, profit sharing, or bonuses to any of its employees whose employment, if terminated or suspended, for which Buyer will be liable; and (c) to Seller's knowledge, has not committed any unfair labor practices.

          6.8.2 Seller has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to rates, hours, equal employment opportunity, collective bargaining, and the withholding and payment of taxes and contributions and has withheld all amounts required by law or agreement to be withheld from the wages or salaries of the Station's employees and is not liable to the employees or any government body for arrears of wages or for any tax or penalty for failure to comply with the foregoing.

          6.8.3 Seller has delivered to Buyer a list of all employees, their salaries, benefits and other job related matters for the Buyer's review. Buyer shall have no obligation to employ any of the Seller's employees.

     6.9  Taxes and Other Matters.
          =======================

          6.9.1  Payment of Taxes.  All returns and reports concerning franchise
                 ================
taxes, unemployment insurance, withholding and payroll taxes, sales taxes, personal property taxes, license taxes, social security taxes, and all other reports required to have been filed by the Seller relating to the Assets, the Station, and/or its operation pursuant to any law or regulation have been duly filed, and all taxes, interest, assessments, and penalties which are due to any taxing authority, federal, state, or local, with respect to any tax period ending on or prior to the making of this warranty have been duly paid.

          6.9.2 Insolvency Proceedings.  No insolvency proceedings of any kind,
                ======================
including without limitation bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary, affecting Seller or the Purchased Assets are pending or threatened. Seller has not made an assignment for the benefit of creditors or taken any action with a view to, or that would constitute a valid basis for, the institution of any such insolvency proceedings.

          6.9.3  Intangibles.  Seller has full and exclusive right, title to or
                 ===========
interest in and to all of the Intangibles, including, without limitation, the call letters "WFUN" and all copyrights, patents, program rights, trade names, trade marks, logos, service marks, proprietary information, and other similar rights or symbols associated therewith, together with all goodwill associated therewith and all intellectual properties, as described on Schedule 1.1.5, free from infringements, interferences, litigation and disputes of any kind or nature whatsoever.

          6.9.4  Environment Matters.
                 ===================

                 (a) To the best of Seller's knowledge, Seller has complied in all material respects with all laws, rules and regulations of all federal, state, and local governments (and all agencies thereof) concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against Seller alleging any failure to comply with any such law, rule or regulation. Seller has not performed an environmental assessment of the site, but is not aware of any environmental problems.

                (b) To the best of Seller's knowledge, after due investigation, Seller has no liability and Seller has not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property of facility in any manner that could form the basis for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand (under the common law or pursuant to any statute) against Seller giving rise to any liability for damage to any site, location, or body of water (surface or subsurface) or for illness or personal injury.

          6.9.5 No Untrue Statements or Omission. No representation or warranty
                ================================
made by Seller in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished by Seller, or on its behalf, to Buyer and pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statements contained therein not misleading. All representations and warranties of Seller set forth in this Agreement shall be true, complete and accurate in all material respects as of the Closing Date as if made on that date.

                                   SECTION 7

              WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER
              ==================================================

     Buyers covenants, represents, and warrants as follows:


     7.1 Organization and Standing.  Buyer is now and on the Closing Date will
         =========================
be a corporation validly existing and in good standing under the laws of the State of Delaware and Buyer will as of the Closing be qualified and in good standing in the States of Illinois and Missouri.

     7.2 Authorization and Binding Obligation. Buyer has all necessary power and
         ====================================
authority to enter into this Agreement and at Closing will have all necessary power and authority to execute all of Buyer's Closing Documents that require Buyer's signature. Appropriate resolutions to that effect shall be provided at closing. The execution, delivery and performance of this Agreement (as of the date of execution of this Agreement and on the Closing Date) and the Buyer's Closing Documents (on the Closing Date) are or will be authorized by all necessary action of Buyer. This Agreement constitutes a valid and binding obligations of Buyer enforceable against Buyer in accordance with the terms of this Agreement. Upon execution, the Buyer's Closing Documents will constitute valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms.

     7.3  No Contravention.  The execution, delivery and performance of this
          ================
Agreement or any of Buyer's Closing Documents does not violate any provision of the Articles of Incorporation or By-laws of Buyer, or any contract provision or other commitment to which Buyer or any of its officers or directors is bound, or any judgement or order.

     7.4 Litigation. Except for administration rule making or other proceedings
         ==========

of general applicability to the broadcast industry, there is no litigation, proceeding, judgment, claim, action, investigation or complaint, before the Commission, other governmental body, or court, of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting it which would affect Buyer's authority or ability to carry out this Agreement.

     7.5 Information Held in Confidence. From the date hereof until the Closing
         ==============================
Date, Buyer and other representatives of Buyer, including Buyer's lenders, if any, will hold in strict confidence, and will not disclose to any third party, any data and information obtained in connection with this transaction with respect to the business of Seller, except insofar as any of such data and information may be required by law to be publicly disclosed or submitted to the Commission. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller all such data and information may be required by law to be publicly disclosed or submitted to the Commission. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller all Such data and information, including, but not limited to, all documents, copies of documents and memoranda or other materials prepared by Buyer which incorporate data or information obtained from Seller and all other data and information made available to Buyer in connection with this transaction, except that which may be required to be submitted to the Commission.

     7.6 Access. Seller and its authorized representatives shall have, after the
         ======
Closing Date, The right to obtain, upon prior request, access to originals or copies of all logs, books, relevant records, contracts and documents relating to ownership of the Station by Seller.

     7.7 Buyer's Qualifications. There is no fact that would, under present law
         ======================
(including the Communications Act of 1934, as amended) and the present rules and regulations of the Commission, disqualify Buyer from being the assignee of the Station or that would delay Commission approval of the Assignment Application. Should Buyer become aware of any such fact, it will so inform Seller and will use its best efforts to remove any such disqualification. Buyer will not take any action that Buyer knows, or has reason to believe, would result in such disqualification.


          7.7.1  Insolvency Proceedings.  No insolvency proceedings of any kind,
                 ======================
including without limitation bankruptcy, receivership, reorganization, composition, or arrangement with creditors, voluntary or involuntary affecting Buyer are pending or threatened. Buyer has not made any assignment for the benefit or creditors or taken any action with a view to or that would constitute a valid basis for, the institution of any such insolvency proceedings.

     7.8  No Untrue Statements or Omission. No representation or warranty made
          ================================
by Buyer in this Agreement or any Schedule, exhibit, statement, certificate, or other document heretofore or hereafter furnished to Seller and Pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any knowingly untrue statement or knowingly omits to state a material fact necessary to make the statement contained therein not misleading.

     7.9  Reliance.  Neither Buyer nor any person acting as Buyer's
          ========
representative or on Buyer's behalf has relied on any representation or statement of Seller or any other person except as expressly set forth in this Agreement. Buyer acknowledges that it has been given full opportunity to examine, to its satisfaction, the Contracts listed or described in Schedule 1.1.4.

                                   SECTION 8

                      SELLER'S CONDUCT OF BUSINESS PRIOR

                 TO CLOSING AND BUYER'S ACCESS TO INFORMATION
                 ============================================

     8.1  Affirmative Covenants of Seller. From the date of this Agreement until
          ===============================
the Closing Date, Seller shall have complete control and supervision of and sole responsibility for the Station and its operation, and during such period, Seller shall or shall exercise its rights to cause the licensee of the Station to:

          8.1.1 Make reasonable efforts to endeavor to protect the service area of the Station from interference from other Stations, existing or proposed, of which Seller has actual knowledge, to the extent such interference is prohibited by the Commission's rules and regulations, and promptly give Buyer notice of any proposed interference.

          8.1.2 Deliver to Buyer, within five (5) business days after filing thereof with the Commission, copies of any and all reports, application, and/or responses relating to the Station which are filed with the Commission on or prior to the Closing Date, including a copy of any Commission inquiries to which the filing is responsive (in the event of an oral Commission inquiry, Seller will furnish a written summary thereof).

          8.1.3 Give prompt notice to Buyer of any occurrence that comes to Seller's attention that may constitute a misrepresentation, breach of warranty, or nonfulfillment of any covenant or condition on the part of the Seller or Buyer contained in this Agreement.

     8.2  Negative Covenants of Seller. Between the date hereof and the Closing
          ============================
Date, Seller shall not, and shall exercise its rights to cause the licensee of the station not to with respect to the Assets, the Station, or the operation thereof, without the consent of Buyer, which consent shall not be unreasonably withheld:


          8.2.1 Cancel, modify, alter, amend, encumber, or any way discharge, terminate, or impair any material Agreements or leases pertaining to the Station.

          8.2.2 By any act or omission surrender, modify adversely, forfeit, or fail to renew under regular terms the Commission Authorizations with respect to the Station or give the Commission grounds to institute any proceedings for the revocation, suspension or modification of any such Commission Authorization, or fail to prosecute with due diligence any pending applications with respect to such Commission Authorizations.

          8.2.3 Create or suffer or permit the creation of any mortgage, conditional sales agreement, security interest, lien, hypothecation, pledge, encumbrance, restriction, liability charge claim or imperfection of title on any of the Assets or with respect thereto.

          8.2.4 Take any action that would prevent Seller from consummating the transactions contemplated in this Agreement.

          8.2.5 Other than in the usual and ordinary course of business, sell or dispose of any of the Assets. Seller shall replace all Assets thus disposed of in the usual and ordinary course of business with assets having an aggregate value at least equal to the aggregate value of the Assets sold or otherwise disposed of.

     8.3  Access to Information.
          =====================

          8.3.1  Access to the Assets. Between the date hereof and the Closing
                 ====================
Date, upon reasonable notice Seller, subject to the consent of Coltre Broadcasting, Inc., will give to Buyer and its authorized representatives and agents, including engineers, accountants, lawyers, and other representatives, reasonable access during reasonable business hours to the Assets. Such access shall remain subject to the reasonable availability of representatives of Seller to accompany Buyer's representatives. Seller shall furnish to Buyer such information and materials concerning the Station's affairs as Buyer may reasonably request, so far as such access, information and materials pertain to the operation of the Station.

     8.4  Restrictions on Buyer. Nothing contained in this Agreement shall give
          =====================
Buyer any right to control the programming or operations of the Station prior to the the Closing Date.

     8.5 Buyer's Covenants. From the date of this Agreement until the Closing
         =================
Date, Buyer covenants that it will take no action, or fail to take any action, that would disqualify it from becoming the licensee of the Station or delay the grant of the Assignment Application by the Commission. Furthermore, Buyer shall give prompt notice to Seller of any occurrence of which Buyer has actual knowledge that may constitute a misrepresentation, breach of warranty or nonfulfillment of any covenant or condition on the part of Buyer or Seller contained in this Agreement.

     8.6  Environmental Assessment.  Within thirty (30) days after filing the
          =========================
assignment of license application, Buyer may retain, at its expense, an environmental assessment firm to perform a Phase I and Phase II Environmental Assessment of the Real Property, title to which will be conveyed at closing. Seller agrees to cause its officers, directors, employees, agents and representatives and to use its best efforts to cause Coltre Broadcasting, Inc. to cooperate with Buyer and such firm in performing such Environmental Assessment. Buyer shall provide a copy of such Environmental Assessment to Seller but such delivery shall not relieve Seller of any obligation with respect to any representation, warranty or covenant in this Agreement or waive any condition to Buyer's obligations under this Agreement. If the Environmental Assessment shows the presence of any condition that must be cured or removal at a cost in excess of Fifty Thousand DOLLARS ($50,000.00), then Buyer may terminate this Agreement, in which event Escrow Earnest Deposit and all interest earned thereon plus the Two Hundred Fifty Thousand DOLLARS ($250,000.00) shall be returned to Buyer and the parties shall be released and discharged from any further obligation.

     8.7  Cooperation with Respect to Financial and Tax Matters.  Between the
          =====================================================
date hereof and the Closing Date, Seller, its officers, directors and employees shall cooperate and Seller shall cause its independent accounting firm and use its best efforts to cause Coltre Broadcasting, Inc. to cooperate with Buyer for the purpose of preparing Financial Statements reviewed by Buyer's independent accountants for purposes of including such statements in any reports filed by Buyer with any governmental authority and disclosing to financial institutions to obtain financing.

Buyer shall be permitted to disclose the Financial Statements for the Station for the years 1995 through the Closing Date in any reports filed by the Buyer with any governmental authority.

                                   SECTION 9


                            CONDITIONS FOR CLOSING
                            ======================



     9.1 Closing. The Closing of this Agreement shall take place at the offices
         =======
of Seller, or such other place as shall be mutually agreed upon by Buyer and Seller, within ten (10) days after the grant by the Commission of the Assignment Application has become final (i.e. o longer subject to administrative or judicial review) or February 15, 1999, whichever comes later, and assuming all other conditions to Closing have been met. Moreover, a delineation of additional conditions precedent to Buyer's obligation to close shall be contained in a subsequent document to be executed by the parties. For purposes of this Agreement, a "Final Order" means that the grant by the Commission to the consummation of the transactions contemplated by this Agreement is in full force and is no longer subject to administrative or judicial review, recall or reconsideration.

    9.2  Conditions Precedent to Obligations of Buyer.  The performance of the
         ============================================
obligations of the Buyer under this Agreement is subject to the satisfaction of each of the following express conditions precedent, provided that Buyer may, at its election, waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled on the Closing Date:


          9.2.1 Seller shall have delivered to Buyer the Seller's Closing Documents as described in Section 10.1 below.

          9.2.2 Each of the Seller's representations and warranties contained in this Agreement or in any Schedule, certificate, or document delivered pursuant to the provisions hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as if each such representation or warranty were made at and as of such time, except with respect to such changes as are contemplated or permitted by this Agreement.

          9.2.3 Seller shall have performed and complied in all material respects with all covenants, agreements and obligations required by this Agreement to be performed or complied with by it prior to the Closing Date and shall be in full compliance therewith on the Closing Date.

          9.2.4 Seller shall be the holder of the requisite Commission Authorizations and have good and marketable title to all other Assets described in Section 1.1

          9.2.5 All outstanding mortgages, liens, security agreements, and other charges and encumbrances on the Assets, shall have been discharged and satisfied, or arrangements made to discharge same at Closing.

          9.2.6 Seller shall have delivered to Buyer an inventory of the Tangible Personal property to be conveyed, current as of the Closing Date. There shall be no material changes between Schedule 1.1.3 and the inventory of Tangible Personal Property as of the Closing Date other than changes that have been agreed to and accepted by Buyer, in its reasonable discretion.

          9.2.7 Seller shall have delivered to Buyer an opinion dated the Closing Date from counsel for Seller, in form and substance reasonably satisfactory to counsel for Buyer.

          9.2.8 Seller shall have obtained all consents, approvals, and waivers of other persons or parties as may be required for the consummation of the transactions contemplated by this Agreement and such consents shall contain terms no less favorable than now enjoyed by Seller, including consents to assign the Agreements listed in Schedules 1.1.2 and 1.1.4.

          9.2.9  Lien Search. Sellers shall have obtained and delivered to
                 ===========
Buyer, at Seller's expense, at least 10 days prior to the Closing Date, a report prepared by C.T. Corporation System ( or similar firm reasonably acceptable to Buyer) showing the results of searches of lien, tax, judgment and litigation records in the State of Illinois and Madison and St. Louis Counties, demonstrating that the Real Property and all other Assets are free and clear of all liens, mortgages and encumbrances except for encumbrances to be discharged on the closing Date using the proceeds from the Purchase Price and that there are no judgments or pending litigation. The record searches described in the report shall have taken place no more than 15 days prior to the Closing Date.

          9.2.10  Compensation. Seller shall have satisfied all amounts due
                  ============
Buyer, atemployees for compensation, whether pursuant to the terms of a written agreement or otherwise, including bonuses and reimbursement of expenses, that have accrued as of the Closing.



      9.3 Conditions Precedent to Obligations of Seller.  The performance of the
          =============================================
obligations of the Seller under this Agreement is subject to the satisfaction of each of the following express conditions precedent, provided that Seller may, at its election, waive any of such conditions at Closing, notwithstanding that such condition is not fulfilled on the Closing Date:

          9.3.1 Buyer shall have delivered to Seller the Buyer's Closing Documents (as defined in Section 10.2 below).

          9.3.2 Each of Buyer's representations and warranties contained in this Agreement or in any Schedule, certificate or document delivered pursuant to the provision hereof, or in connection with the transactions contemplated hereby, shall be true and correct in all material respects at and as of Closing Date, as though each such representation or warranty was made at and as of such time, except in respect of such changes as are contemplated or permitted by this Agreement.

          9.3.3 Buyer shall have performed all of the obligations set forth in
Section 2.2 of this Agreement with respect to the payment of the Purchase Price.
9.3.4 Buyer shall have agreed in a form reasonably acceptable to Seller to assume all obligations under the Agreements assigned to Buyer arising on or after the Closing Date.

          9.3.5 Seller shall have received an opinion dated the Closing Date from counsel for Buyer, in form and substance reasonably satisfactory to counsel for Seller.



     9.4  Failure of Conditions Precedent to Obligations of Buyer. In case of
          =======================================================
the failure of any of the conditions precedent described in Section 9.2 hereof, and if Seller, after having received written notice of such failure from Buyer and having had a reasonable opportunity (i.e. fifteen (15) days) has failed to cure same, Buyer shall have the right to terminate this Agreement without liability. In addition, if the failure to such condition precedent constitutes a material default by Seller, Buyer shall have the right, as its option, to exercise any or all of its rights or remedies for default provided in Section 17 hereof. Buyer shall not be deemed to have waived any failure by Seller to fulfill any of the conditions precedent described in Section 9.2 if Buyer does not have actual knowledge of such failure a the time of Closing.

     9.5  Failure of Conditions Precedent to Obligations of Seller. In case of
          ========================================================
the failure of any of the conditions precedent described in Section 9.3 hereof, and if buyer, after having received written notice of such failure from Seller and having had a reasonable opportunity (i.e. fifteen (15) days has failed to cure the same, Seller shall have the right to terminate this Agreement without liability. In addition, if the failure of such condition precedent results from a material default by Buyer, Seller shall have the right, at its option, to exercise any or all of its rights or remedies for default provided in Section 17 hereof. Seller shall not be deemed to have waived any failure by Buyer to fulfill any of the conditions precedent described in Section 9.3 if Seller does not have actual knowledge of such failure at the time of Closing.


                                  SECTION 10

                            OBLIGATIONS AT CLOSING
                            ======================

          10.1  Closing Documents to be Delivered by Seller. At the Closing,
                ===========================================
Seller shall deliver to Buyer the following ("Seller's Closing Documents"):

          10.1.1 An executed Bill of Sale in form and substance reasonably satisfactory to Buyer transferring to Buyer all Tangible Personal Property to be transferred hereunder.

          10.1.2 A special warranty deed in the usual form in the State of Illinois, conveying good and marketable title to the Real Property and any improvements thereon , with all required documentary stamps attached and in proper form for recording.

          10.1.3 An executed Assignment and Assumption Agreement in form and substance reasonably satisfactory to Buyer assigning the Buyer the Agreement to be assigned hereunder.

          10.1.4 An executed Assignment and Transfer in form and substance reasonably satisfactory to counsel for Buyer assigning and transferring to Buyer all of the Commission Authorizations and the Intangibles.

          10.1.5 A certified copy of the resolutions of Seller authorizing the execution delivery, and performance of this Agreement by Seller and the consummation of the transactions provided for herein, attested to by the Secretary of Seller's General Partner.

          10.1.6 An opinion of Seller's counsel, dated as of the Closing Date.

          10.1.7 A certificate executed by Seller's general partner stating that
(a) all of the representations and warranties of Seller set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Seller on or prior to the Closing Date have been performed in all material respects.

          10.1.8 All Business Records.

          10.1.9 Possession and/or ownership of and all right, title and/or interest in and to the Assets.

          10.1.10 An assignment of the Accounts Receivable for collection only pursuant to Section 11 hereof.

          10.1.11 Instructions executed on behalf of Seller directing the Escrow Agent to deliver the Escrow Deposit to Seller.

          10.1.12  Consents referred to in Section 9.2.8.

          10.1.13  Title Insurance.  Buyer shall have obtained, at Seller's
                   ===============
expense, ALTA extended form title insurance policies insuring Buyer's fee simple absolute interest in the Real Property in Edwardsville subject only to those exceptions expressly accepted by Buyer in writing within fifteen (15) days of its receipt of a preliminary commitment of title insurance therefor. Such Title Insurance shall not reveal any defects in title or any encroachments upon the Real

Property by any buildings, structures, or improvements located on adjoining real estate or any encroachments by the improvements (including without limitation any guy wires or guy anchors) constructed on the Real Property onto property not owned by Seller which would have a material adverse effect on Buyer's use, occupancy and ownership of such Real Property and shall show that such buildings, structures and improvements are constructed in conformity with all setback lines, easements, and other restrictions, or rights of record, or that have been established by any applicable building or safety code zoning ordinance.

     10.2 Closing Documents to be Delivered by Buyer.  At the Closing, Buyer
          ==========================================
shall deliver to Seller the following ("Buyer's Closing Documents"):

          10.2.1 The Purchase Price as provided in Section 2.2.

          10.2.2 A certificate executed by Buyer's President stating that; (a) all of the representations and warranties of Buyer set forth in this Agreement are in all material respects true, correct, and accurate as of the Closing Date, and (b) all covenants set forth in this Agreement to be performed by Buyer on or prior to the Closing Date have been performed in all material respects.

          10.2.3 An Assignment and Assumption Agreement executed by Buyer, in form and substance reasonably satisfactory to Seller.

          10.2.4 An Opinion Letter of Buyer's counsel, dated as of the Closing Date

          10.2.5 A certified copy of the resolutions of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions provided for herein, attested to by the Secretary of Buyer.

          10.2.6 Instructions executed on behalf of Buyer directing the Escrow Agent to deliver the Escrow Deposit to Seller.


                                  SECTION 11

                              ACCOUNTS RECEIVABLE
                              ===================

     11.1 Collection Procedures.  At Closing, Seller shall assign to Buyer all
          =====================
of the Accounts Receivable for purposes of collection only. Buyer shall use such efforts as are reasonable and in the ordinary course of business to collect the Accounts Receivable for a period of one hundred eighty (180) days following the Closing Date (the "Collection Period"). This obligation however, shall not extend to the institution of litigation, employment of counsel, or any other extraordinary means of collection. So long as the Accounts Receivable are in Buyer's possession, neither Seller nor its agents shall make any solicitation of them for collection purposes nor institute litigation for the collection of any amounts due thereunder. All payments received by Buyer during the Collection Period from any person obligated with respect to any of the Accounts Receivable shall be applied first to Seller's account and only after full satisfaction thereof to Buyer's account; provided, however, that if during the Collection Period any account debtor contests in writing the validity of its obligation with respect to any Account Receivable, then Buyer may return that Account Receivable to Seller after which Seller shall be solely responsible for the collection thereof. Except for the payment of all salesperson's, agency, and representative commissions due with respect to the Accounts Receivable, Buyer shall not incur or cause to be incurred any collateral or outside fees, costs or charges in connection with its efforts at collection of the Accounts Receivable without first having obtained the authorization in writing of Seller. Buyer shall remit all amounts collected on Seller's behalf no less often than the fifth (5th) business day after the close of each month during which any amounts due to Seller are collected. Within five (5) business days following the expiration of the Collection Period, Buyer shall furnish Seller with a list of the Accounts Receivable collected during the Collection Period accompanied by a payment equal to the amount of such collections, to the extent not already paid, minus commissions. Any of the Accounts Receivable that are not collected during the Collection Period shall be reassigned to Seller after which Buyer shall have no further obligation to Seller with respect to the Accounts Receivable; provided, however, that all funds subsequently received by Buyer (without time limitation) that can be specifically identified, whether by accompanying invoice or otherwise, as a payment on any Account Receivable shall be promptly paid over or forwarded to Seller. Buyer shall not have the right to compromise, settle, or adjust the amounts of any of the Accounts Receivable without Seller's prior written consent, or to withhold any proceeds of the Accounts Receivable or to retain any uncollected Accounts Receivable after the expiration of the Collection Period for any reason whatsoever. To the extent not already paid, Seller shall be responsible for the payment of all saleperson's, agency, and representative commissions due with respect to the Accounts Receivable and shall defend and hold Buyer harmless against any claims for such commission.

                                  SECTION 12

                                   BROKERAGE
                                   =========

     Seller and Buyer each represent and warrant to the other that neither Buyer nor Seller has engaged any broker, finder or agent in connection with the transactions contemplated by this Agreement, other than Seller's engagement of Star Media Group, Inc. ("Broker"). Neither Seller nor Buyer has incurred any unpaid liability or agreed to pay any broker's, finder's or consultant's fee in connection with the transactions contemplated by this Agreement other than the fee of

Broker, the payment of which shall be the sole responsibility of Seller. Seller agrees to indemnify Buyer and Buyer agrees to indemnify Seller against any claims asserted against the other party for any such fees or commissions by any person purporting to act or to have acted for or on behalf of the indemnifying party. Notwithstanding any other provision of this Agreement, this representation and warranty shall survive the Closing Date without limitation as to time.

                                  SECTION 13

                               INDEMNIFICATIONS
                               ================

     13.1 Breach of Seller's Agreements, Representations, and Warranties. Seller
          ==============================================================
shall reimburse Buyer for, and indemnify and hold harmless Buyer from and against, any loss, damage, liability, obligation, deficiency, claim, suit, cause of action, demand, judgment, or expense (including without limitation, payments, fines, penalties, interest, taxes, assessments, and reasonable attorney's fees and accounting fees of any kind or nature), contingent or otherwise, whether incurred or asserted prior to or after the Closing Date, arising out of or sustained by Buyer by reason of:

          (a) any material breach of any warranty, representation, or agreement of Seller contained under this Agreement or in any certificate or other instrument furnished to Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

          (b) the operation of the Station or the ownership of the Assets prior to Closing (including, but not limited to, any and all claims, liabilities, and obligations arising or required to be performed prior to the Closing Date under this Agreement, or any other lease, contract, or agreement);

          (c) any transaction entered into by Seller or Coltre Broadcasting, Inc. or arising in connection with the Station or the operation of the business or any of the Assets prior to the Closing; or

          (d) any and all liabilities or obligations of Seller or Coltre Broadcasting, Inc. not specifically assumed by Buyer pursuant to this Agreement; or

          (e) any and all actions, suits, or proceedings, incident to any of the foregoing.

     13.2 Breach of Buyer's Agreements, Representations and Warranties.
          ============================================================
Buyer shall reimburse Seller for, and indemnify and hold harmless Seller from and against, any loss, damage, liability, obligation, deficiency, claim, suit, cause of action, demand, judgment, or expense (including without being limited to, payments, fines, penalties, interest, taxes, assessments, reasonable attorney's fees and accounting fees of any kind or nature), contingent or otherwise, whether incurred or asserted prior to or after Closing Date, arising out of or sustained by Seller by reason of:

          (a) any material breach of any warranty, representation, or agreement of Buyer contained under this Agreement or any certificate or other instrument furnished by Buyer pursuant to this Agreement or in connection with any of the transactions contemplated hereby;

          (b) the operation of the Station or the ownership of the Assets subsequent to Closing (including, but not limited to, any and all claims, liabilities and obligations first arising or required to be performed subsequent to the Closing Date under the Agreement);

          (c) any transaction entered into by Buyer or first arising in connection with the Station or the operation of the business thereof or any of the Assets subsequent to the Closing;

         (d) any and all liabilities or obligations of Seller specifically assumed by Buyer pursuant to this Agreement; or

          (e) any and all actions, suits, or proceedings incident to any of the foregoing.

     13.3 Notice of Claim.  Buyer and Seller agree to give prompt written
          ===============
notice to each other of any claim for indemnification under Sections 13.1 or
13.2 hereof ("Notice of Claim"), which amount is believed to be required to discharge the obligations of the indemnifying party resulting therefrom. Within ten (10) days after having been given the Notice of Claim, the indemnifying party may deliver to the other party (i) a written notice of objection to the payment of such claim ("Notice of Objection"), which Notice of Objection shall set forth the basis for such objection; or (ii) a written notice that the indemnification party intends to defend against such claim in good faith ("Notice of Intention to Defend"). If such a Notice of Intention to Defend is delivered, the indemnified party shall have the right to hold in abeyance its claim for indemnification if and so long as such defense is conducted by the indemnifying party at the latter's expense in a manner effective to protect the indemnified party against such claim. If no Notice of Objection or Notice of Intention to Defend is given within the prescribed ten (10) day period, the indemnifying party shall promptly pay to the indemnified party the amount set forth in the Notice of Claim. If the parties are unable to resolve any Notice of Claim and corresponding Notice of Objection, either party may take whatever action it deems reasonable, including without limitation, the filing of a claim, petition, or other pleading in a court of competent jurisdiction.

     13.4 Sole Remedy.  Except as provided to the contrary in this Agreement,
          ===========
 the right to indemnification pursuant to this Section shall be the sole and exclusive remedy of each party in connection with any breach or other violation by the other party of its representations, warranties, or covenants contained in this Agreement.

                                  SECTION 14

                                 RISK OF LOSS
                                 ============

     The risk of any loss or damage to the Assets by fire, theft, breakage, explosion, earthquake, accident, flood, rain, storm, riot, act-of-God, or public enemy, or any other casualty or cause, reasonable wear and tear excepted, prior to the Closing Date, is assumed and shall be borne by the Seller at all times before the Closing Date. If any such loss or damage occurs, Seller shall give prompt written notice of the loss or damage to Buyer and shall promptly take all steps to rebuild, replace, restore or repair any such damaged property at is own cost and expense. In the event that Seller does not fully replace or restore any such lost or damaged Asset or Assets by the time the Closing otherwise would be held, Buyer may, at its option, upon written notice to Seller, either (i) terminate this Agreement, or (ii) elect to close without restoration, in which event Seller will deliver all insurance proceeds paid or payable by reason of the loss or damage to Buyer, notwithstanding Section 1.2.6. If Buyer terminates this Agreement under this Section, each party shall bear its own expenses, and the Escrow Agent shall deliver to Buyer the Escrow Deposit and all interest earned thereon and repayment of the Two Hundred Fifty Thousand DOLLARS ($250,000.00). Buyer's option to terminate this Agreement under this Section 14 shall arise only if such damage to the Station is so substantial that it prevents the Station from operating in its normal and customary manner for a period of five (5) consecutive days. Buyer's failure to terminate this Agreement under Section 14 in the event damage to the Station is substantial does not affect its right to other remedies under this Section 14.

                                  SECTION 15

                               FEES AND EXPENSES
                               =================

     Each party shall pay its own attorneys' fees and expenses which it initiates, creates, or incurs in connection with the negotiation, preparation and execution of this Agreement. Real estate transfer and recording fees assessed or levied in connection with the sale of the Real Property to the Buyer hereunder shall be paid in accordance with the custom prevailing in Bethalto, Illinois, on the Closing Date. All other expenses incurred in connection with this transaction shall be borne by the party incurring same. Buyer will pay the filing or recording fees incident to any instrument of conveyance or transfer delivered pursuant to this Agreement.

                                  SECTION 16

                                BULK SALES LAW
                                ==============

     The parties do not believe that any bulk sales or fraudulent conveyance statute applies to the transactions contemplated by this Agreement. Buyer therefore waives compliance by Seller with the requirements of any such statutes, and Seller agrees to indemnify and hold Buyer harmless against any claim made against Buyer by any creditor of Seller as a result of a failure to comply with any such statute.

                                  SECTION 17

                            DEFAULT AND TERMINATION
                            =======================

     17.1 A party shall "default" under this Agreement if it knowingly makes any material misrepresentation to the other party in connection with this Agreement, or materially breaches or fails to perform any of its representations, warranties, or covenants contained in this Agreement. Non-material breaches or failures shall not be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement.


     17.2 If either party believes the other to be in default hereunder, the former party shall provide the other with written notice specifying in reasonable detail the nature of such default. If the default is not curable or has not been cured within fifteen (15) days after delivery of that notice (or such additional reasonable time as the circumstances may warrant provided the party in default undertakes diligent, good faith efforts to cure the default within such fifteen (15) day period and continues such efforts thereafter), then the party giving such notice may terminate this Agreement and/or exercise the remedies available to such party pursuant to this Agreement, subject to the right of the other party to contest such action through appropriate proceedings.

17.3 Buyer recognizes that if the transaction contemplated by this Agreement is not consummated as a result of Buyer's default, Seller would be entitled to compensation, the extent of which is extremely difficult and impractical to ascertain. To avoid this problem, the parties agree that if this Agreement is not consummated due to the default of Buyer, Seller shall be entitled to receive as liquidated damages the Escrow Earnest Deposit. The parties agree that such amount (i.e. Six Hundred Eighty Thousand DOLLARS ($680,000.00)) shall constitute liquidated damages and shall be in lieu of any other remedies to which Seller might otherwise be entitled due to Buyer's wrongful failure to consummate the transaction contemplated by this Agreement. All interest or other proceeds from the investment of the Escrow Earnest Deposit shall be paid to Seller. Buyer and Seller each acknowledge and agree that the liquidated damage amount is reasonable in light of the anticipated harm which will be caused by Buyer's breach of this agreement, the difficulty of proof of loss, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transaction to be consummated hereunder.

17.4 Seller agrees that the Assets include unique property that cannot be readily obtained on the open market and that Buyer will be irreparably injured if this Agreement is not specifically enforced. Therefore, Buyer shall have the right specifically to enforce Seller's performance under this Agreement, and Seller agrees to waive the defense in any such suit that Buyer has an adequate remedy at law and to interpose no opposition, legal or otherwise, as to the propriety of specific performance as a remedy. In the event Buyer elects to terminate this Agreement as a result of Seller's default instead of seeking specific performance, Buyer shall be entitled to the return of the Escrow Earnest Deposit plus accrued interest and repayment of the Two Hundred Fifty Thousand DOLLARS ($250,000.00) and to pursue all available remedies at law or equity.

                                  SECTION 18


                             SURVIVAL OF WARRANTIES
                             ======================
18.1 All representations, warranties, and covenants made by the parties in this Agreement shall be deemed made for the purpose of inducing the other to enter into this Agreement, and shall survive the Closing and remain operative and in full force and effect, for a period of six (6) months.

18.2 Neither the acceptance nor the delivery of property hereunder shall constitute a waiver of any covenant, representation, warranty, agreement, obligation, undertaking, or indemnification of Seller or Buyer contained in this Agreement, all of which shall, unless otherwise specifically provided, survive the Closing hereunder in accordance with the terms of this Agreement and shall be binding upon and inure to the benefit of all of the parties hereto, their heirs, legal representatives, successors and assigns.

                                  SECTION 19


                                    NOTICES
                                    =======
19.1 All notices, requests, demands, waivers, consents and other communications required or permitted hereunder shall be in writing and be deemed to have been duly given when delivered in person (against receipt) to the party to be notified at the address set out below or sent by registered or certified mail, or by express mail or courier, postage prepaid, return receipt requested, addressed to the party to be notified, as follows:

     If to Seller:

                     Arch Broadcasting, L.P.
                     c/o Aaron P. Shainis, Secretary/Treasurer
                     1901 L Street, N.W., Suite 290
                     Washington, DC 20036


     With a copy (which shall not constitute notice) to:

                     Lee J. Peltzman, Esq.
                     1901 L Street, N.W., Suite 290
                     Washington, DC 20036


     If to Buyer:

                     Alfred C. Liggins, President
                     Radio One, Inc.
                     5900 Princess Garden Parkway, 8th Floor
                     Lanham, MD 20708

     With a copy (which shall not constitute notice) to:

                     Linda J. Eckard, Esq.
                     General Counsel
                     Radio One, Inc.
                     5900 Princess Garden Parkway, 8th Floor
                     Lanham, MD 20708

     Either party may change its address for notices by written notice to the other given pursuant to this Section. Any notice purportedly given by a means other than as provided in this

Section shall be invalid and shall have no force or effect.

SECTION 20


                                 MISCELLANEOUS
                                 =============

     20.1  Headings.  The headings of the Sections of this Agreement are for
           ========
convenience of reference only, and do not form a part thereof, and do not in any way modify, interpret or construe the meaning of the sections themselves or the intentions of the parties.

     20.2 Assignability. Subject to the consent of Seller, Buyer may assign its
          =============
rights under this Agreement to the third party. Such consent shall not be unreasonably withheld.

    20.3  Entire Agreement. This Agreement and any other agreements entered into
          ================
contemporaneously herewith set forth the entire agreement of the parties and are intended to supersede all prior negotiations, understandings, and agreements and cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties hereto and reduced to writing in its entirety and signed and delivered by each party. No provision, condition or covenant of this Agreement shall be waived by either party hereto except by a written instrument delivered to the other party and signed by the party consenting to and to be charged with such waiver.

     20.4 Binding Effect and Assignment. This Agreement shall be binding upon
          ==============================
and inure to the benefit of and be enforceable by the parties hereto, and their respective successors and assigns. Neither party hereto may assign this Agreement or its rights and obligations hereunder without the written consent of the other; provided, however, Buyer may assign this Agreement without Seller's consent to any entity which is a subsidiary or parent of Buyer or to another legal entity owned by Buyer or its principals, provided Buyer provides written notice to Seller. Buyer may make a collateral assignment of its rights under this Agreement to any institutional lender who provides funds to Buyer for the acquisitions or operation of the Stations. Seller agrees to execute acknowledgements of such assignment(s) and collateral assignments in such forms as Buyer or Buyer's institutional lender(s) may from time to time request, provided that such acknowledgments create no liability for Seller. In the event of such a proposed assignment by Buyer, the provisions of this Agreement shall inure to the benefit of and be binding upon Buyer's assigns. Nothing in this Agreement, express or implied, is intended to or shall confer on any person other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     20.5 Additional Documents. The parties hereto agree to execute, acknowledge
          ====================
and deliver, at or after the Closing Date, such other and further instruments and documents as may be reasonably necessary to implement, consummate and effectuate the terms of this Agreement, the effective vesting in Buyer of title to the Assets, and/or the successful processing by the Commission of the application to be filed with it, as provided in Section 4.

     20.6  Counterparts. This Agreement may be executed in one or more
           ============
counterparts, all of which together shall comprise one and the same instrument.

     20.7 Legal Actions. If either Seller or Buyer initiates any legal action or
          =============
lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorney's fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgement or final order issued in such proceeding. Any award of damages following judicial remedy or arbitration as a results of the breach of this

Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law.

     20.8  Governing Law.  The parties agree that this agreement and the
           =============
transaction herein contemplated shall be interpreted, construed, and enforced under and according to the laws of the State of Illinois.

     20.9  Counsel. Each party has been represented by its own counsel in
           =======
connection with the negotiation and preparation of this Agreement and, consequently, each party hereby waives the application of any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the party whose counsel drafted that provision.

     20.10  Time is of the Essence. Time shall be of the essence in this
            ======================
Agreement and the performance of each and every provision hereof.

     20.11  Severability.  If any term or provision of this Agreement or its
            ============
application, to any extent, is declared to be invalid or unenforceable, the remaining terms and provisions shall not be affected and shall remain in full force and effect and to such extent are severable.

     20.12  Publicity.  Seller and Buyer agree that  all public announcements
            =========
relating to this agreement or the transactions contemplated hereby, including announcements to employees, will be made only as may be mutually agreed upon by the parties, which consent shall not be unreasonably withheld, except that Seller acknowledges Buyer will be issuing a press release regarding this transaction.

     20.13 (a) Seller agrees that it will not amend, alter, modify or change the Asset Purchase Agreement between Seller and Coltre Broadcasting, Inc. ("Coltre APA"), dated July 6, 1998, as amended on September 8, 1998, without the prior written consent of Buyer.

          (b) Prior to the consummation of the transaction contemplated by the Coltre APA, Seller agrees to promptly take any and all actions which it is required to take under the Coltre APA and to take any and all actions necessary to enforce its rights under the Coltre APA. After consummation of the transactions contemplated by the Coltre APA, the Seller agrees, solely at the discretion of the Buyer, to take any and all actions to enforce its rights under the Coltre APA, including without limitation, all rights of indemnification.
The Seller further agrees and acknowledges that on and after the consummation of the transaction contemplated by the Coltre APA without prior written consent of Buyer, and Seller will, to the extent possible, permit Buyer to take any and all actions under the Coltre APA that Seller would otherwise be permitted to take. Should Buyer request that such actions be taken after consummation of the transactions contemplated by this Agreement, the Buyer shall be permitted at its expense to participate in such actions.


     20.14  Post Closing Cooperation. From the date of Closing and for a period
            ========================
of three (3) years thereafter, Seller shall provide Buyer with such cooperation and information as Buyer shall reasonably request in Buyer's: (i) analysis and review of the financial statements for the Station or (ii) preparation of documentation to fulfill any reporting requirements of Buyer including reports that may be filed with the Securities and Exchange Commission. Such cooperation and information shall include providing copies of relevant tax returns or portions thereof, together with the accompanying schedules and related work papers and documents relating to rulings or other determinations by tax authorities. Arch shall make its independent accounting firm available, the cost of said firm to be paid by the Buyer, and the information relied upon by that firm, including its opinions and financial statements for the Station, to provide explanations of disclosure to any governmental authority.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed and executed by their proper officers thereunto duly authorized as of the day and year first above written.

                                  SELLER:
                                  ARCH BROADCASTING, L.P.

                                  BY:  /s/ Aaron P. Shainis
                                       --------------------
                                       Aaron P. Shainis
                                       Secretary/Treasurer
                                       Arch Broadcasting, Inc., General Partner

                                  BUYER:

                                  RADIO ONE, INC.


                                  BY:  /s/ Alfred C. Liggins
                                       ----------------------
                                       Alfred C. Liggins
                                       President

                                  AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


     Arch Broadcasting, L.P. ("Arch" or "Seller") and Radio One, Inc. ("Radio One" or "Buyer") have executed an Asset Purchase Agreement ("Agreement") dated November 23, 1998, whereby Buyer shall acquire from Seller, subject to FCC approval, the license and other assets used in the operation of Station WFUN(FM), Bethalto, Illinois. The parties, in order to clarify the November 23, 1998 Agreement and achieve certainty as to their respective obligations to one another, hereby amend the Agreement as follows:

     1.  Escrow Account.  The funds to be placed in escrow pursuant to Section
         --------------
2(c) of the Agreement shall be used for the purpose of constructing modified facilities for Station KWWR, Mexico, Missouri, at a site more particularly described in Section 2(b) below, satisfying the obligations under the agreement with KXEO Radio, Inc., as described in Section 2(a) below, and constructing modified facilities for Station WFUN, Bethalto, Illinois, at a site more particularly described in Section 2(e) below. The funds shall be held in an escrow account pursuant to an Escrow Agreement and disbursed in the manner provided in a Construction and Management Agreement as more particularly described in Section 2(h) below.

     2. Additional Conditions Precedent to Obligations of Buyer. The performance
         -------------------------------------------------------
of the obligations of Buyer under the Agreement is subject to the satisfaction of each of the following express conditions precedent, provided that Buyer may, at its election, waive any of such conditions on the Closing Date, notwithstanding that such condition is not fulfilled on the Closing Date:

     (a) Seller shall have entered into a binding agreement with KXEO Radio, Inc. ("KXEO Agreement"), wherein KXEO Radio, Inc., agrees to move the transmitter site for Station KWWR to the location more particularly described in
Section 2(b) below, KXEO Radio, Inc., agrees to permit Seller to manage the construction of the modified facilities and such agreement with KXEO Radio, Inc., is assigned to Buyer.

     (b) The Federal Communications Commission must have granted the modification application to relocate Station KWWR to a site located at Latitude 39[degrees] 15' 49", Longitude 92[degrees] 08' 06" without any conditions adverse to Buyer and such grant must have become final.

     (c) The land on which Station KWWR proposes to construct its modified facilities as more particularly described in Section 2(b) above must be available for immediate construction of the modified facilities either through purchase or lease agreement.

     (d) All regulatory approvals, including FAA and zoning, to permit construction of the modified facilities more particularly described in Section 2(b) must be obtained without any conditions adverse to Buyer and such approvals must no longer be subject to reconsideration or appeal. Or, if local zoning approval is not required, then an opinion letter from local counsel to that effect must be delivered at closing.

     (e) The Federal Communications Commission must have granted the modification application to relocate Station WFUN to a site located at Latitude 38[degrees] 45' 44", Longitude 90[degrees] 11' 23" with an antenna height above average terrain of 158 meters and to change from a Class A to a Class C3 without any adverse conditions to Buyer and such grant must have become final.

     (f) The land on which Station WFUN proposes to construct its modified facilities as more particularly described in Section 2(e) above must be available for immediate constructions of the modified facilities either through purchase or long term lease agreement.

     (g) All regulatory approvals, including FAA and zoning, to permit construction of the modified facilities more particularly described in Section 2(e) must be obtained without any conditions adverse to Buyer and such approvals must no longer be subject to reconsideration or appeal.

     (h) Seller and Buyer shall have entered into a Construction and Management Agreement in substantially the form attached hereto.

     3. Closing on Acquisition from Coltre Broadcasting, Inc. Seller
        ----------------------------------------------------
acknowledges that Buyer has an interest in assurances that Seller's Acquisition of Station WFUN(FM) from Coltre Broadcasting, Inc., is properly documented. Seller agrees to permit Buyer to review the documentation prepared for Seller's closing on the acquisition of Station WFUN from Coltre Broadcasting, Inc., in advance of execution of those documents.

     4. Termination of Agreement.  Buyer may terminate the Agreement by five (5)
        ------------------------
business days prior to written notice to Seller, and without liability to Seller, at any time after one hundred eighty (180) days after the date of the Agreement if any of the conditions precedent described in Section 2 have not been satisfied. Upon termination, Buyer shall be entitled to a return of the Escrow Earnest Deposit plus accrued interest and repayment of the Two Hundred Fifty Thousand Dollars ($250,000).

     5. Time is of the Essence. Time is of the essence in this Agreement and the
        ----------------------
performance of each and every provision hereof.

     6. Counterparts. The instant document may be signed in counterparts, each
        ------------
one shall be deemed a duplicate original.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to Asset Purchase Agreement to be signed and executed by their proper officers thereunto duly authorized as of this 4th day of December, 1998.

                                 SELLER:
                                 ARCH BROADCASTING, L.P.

                                 BY:  /s/ Aaron P. Shainis
                                      ---------------------
                                       Aaron P. Shainis
                                       Secretary/Treasurer of
                                       Arch Broadcasting, Inc., General Partner


                                 BUYER:


                                 RADIO ONE, INC.


                                 BY:  /s/ Alfred C. Liggins
                                      ----------------------
                                      Alfred C. Liggins
                                      President